Exhibit 99.1

NEWS RELEASE

Sino American Oil Company establishes Australian Subsidiary

Reno, Nevada, October 3, 2011, Sino American Oil Company (OTCBB: OILY) (the “Company”) announces the formation of Sino American (Australia), a 100% owned subsidiary of Sino American Oil Company, to conduct and execute the Company business plan in Australia.

The Company has appointed two directors to Sino American (Australia), Mr. Ronald E. Hughes and Mr. Nicholas James Alexander Hall. Ron Hughes is Sino American Oil Company’s President and Executive Director, with offices in both Nevada and Washington in the United States of America. Nick Hall is a highly respected professional geologist, located in Brisbane, Queensland, Australia and brings extensive oil and gas experience to the company.

Sino American Oil Company is an American exploration and early development oil & gas company seeking opportunities to exploit.

Please visit our company website at www.sinoamericanoil.com or contact our office by phone at 866-261-8853.

On behalf of the board,

Ronald E. Hughes
President, Executive Director
Sino American Oil Company

Note: This press release may contain forward-looking statements, within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, regarding Sino American Oil Company, including, without limitation, statements regarding expectations about future revenues, business opportunities or potential resource extraction projects. These statements are typically identified by use of words like “may”, “could”, “might”, “expect”, “anticipate”, “believe”, or similar words. Actual Events or results may differ materially from the Company’s expectations, which are subject to a number of known and unknown risks and uncertainties including but not limited to changing market conditions, or changes made by domestic or foreign regulatory authorities governing resource extraction industries. Other risk factors discussed in the Company’s public filings may also affect the actual results achieved by the Company.